Exhibit (h)(8)

John Hancock Investment Management Distributors LLC 200 Berkeley Street Boston, MA 02116

September 22, 2022

To the Trustees of

John Hancock Funds II

200 Berkeley Street

Boston, MA 02116

Re:	Class R4 Rule 12b-1 Fee Waiver Letter Agreement

With reference to the Distribution Plan entered into by and between John Hancock Investment Management Distributors LLC (the “Distributor”) and John Hancock Funds II (the “Trust’), on behalf of Class R4 shares of certain series thereof (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1. The Distributor agrees to contractually waive and limit its Rule 12b-1 distribution fees and/or service fees applicable to Class R4 shares of the Funds set forth in Appendix A hereto to the extent necessary to achieve the aggregate distribution and service fees and for the period set forth in such Appendix. The expense waiver agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Distributor based upon a determination that this is appropriate under the circumstances at that time.

2. We understand and intend that the Trust will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statements on Form N-1A for the Trust and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trust to so rely.

Sincerely, JOHN HANCOCK INVESTMENT MANAGEMENT DISTRIBUTORS LLC
By:	/s/ Jeffrey H. Long
Jeffrey H. Long
Vice President, Finance

Agreed and Accepted
By:	/s/ Charles Rizzo
Charles Rizzo
Chief Financial Officer, John Hancock Funds II

A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by the officer in his capacity as such and not as an individual and is not binding upon any of the Trustees, officers or shareholders of the Trusts individually but only upon the assets of the Funds.

APPENDIX A

Fund	Class R4 Rule 12b-1 Fee	Expiration Date
Alternative Asset Allocation Fund	0.15%	December 31, 2023[1]
Emerging Markets Debt Fund	0.15%	December 31, 2023[1]
Global Equity Fund	0.15%	December 31, 2023[1]
Multi-Index Income Preservation Portfolio	0.15%	December 31, 2023[1]
Multi-Index 2025 Preservation Portfolio	0.15%	December 31, 2023[1]
Multi-Index 2030 Preservation Portfolio	0.15%	December 31, 2023[1]
Multi-Index 2035 Preservation Portfolio	0.15%	December 31, 2023[1]
Multi-Index 2040 Preservation Portfolio	0.15%	December 31, 2023[1]
Multi-Index 2045 Preservation Portfolio	0.15%	December 31, 2023[1]
Multi-Index 2050 Preservation Portfolio	0.15%	December 31, 2023[1]
Multi-Index 2055 Preservation Portfolio	0.15%	December 31, 2023[1]
Multi-Index 2060 Preservation Portfolio	0.15%	December 31, 2023[1]
Multi-Index 2065 Preservation Portfolio	0.15%	December 31, 2023[1]
Multimanager Lifestyle Aggressive Portfolio	0.15%	April 30, 2023
Multimanager Lifestyle Growth Portfolio	0.15%	April 30, 2023
Multimanager Lifestyle Balanced Portfolio	0.15%	April 30, 2023
Multimanager Lifestyle Moderate Portfolio	0.15%	April 30, 2023
Multimanager Lifestyle Conservative Portfolio	0.15%	April 30, 2023
Multi-Index 2010 Lifetime Portfolio	0.15%	December 31, 2023[1]
Multi-Index 2015 Lifetime Portfolio	0.15%	December 31, 2023[1]
Multi-Index 2020 Lifetime Portfolio	0.15%	December 31, 2023[1]
Multi-Index 2025 Lifetime Portfolio	0.15%	December 31, 2023[1]
Multi-Index 2030 Lifetime Portfolio	0.15%	December 31, 2023[1]
Multi-Index 2035 Lifetime Portfolio	0.15%	December 31, 2023[1]
Multi-Index 2040 Lifetime Portfolio	0.15%	December 31, 2023[1]
Multi-Index 2045 Lifetime Portfolio	0.15%	December 31, 2023[1]
Multi-Index 2050 Lifetime Portfolio	0.15%	December 31, 2023[1]
Multi-Index 2055 Lifetime Portfolio	0.15%	December 31, 2023[1]
Multi-Index 2060 Lifetime Portfolio	0.15%	December 31, 2023[1]
Multi-Index 2065 Lifetime Portfolio	0.15%	December 31, 2023[1]
Multimanager 2010 Lifetime Portfolio	0.15%	December 31, 2023[1]
Multimanager 2015 Lifetime Portfolio	0.15%	December 31, 2023[1]
Multimanager 2020 Lifetime Portfolio	0.15%	December 31, 2023[1]
Multimanager 2025 Lifetime Portfolio	0.15%	December 31, 2023[1]
Multimanager 2030 Lifetime Portfolio	0.15%	December 31, 2023[1]
Multimanager 2035 Lifetime Portfolio	0.15%	December 31, 2023[1]
Multimanager 2040 Lifetime Portfolio	0.15%	December 31, 2023[1]
Multimanager 2045 Lifetime Portfolio	0.15%	December 31, 2023[1]
Multimanager 2050 Lifetime Portfolio	0.15%	December 31, 2023[1]
Multimanager 2055 Lifetime Portfolio	0.15%	December 31, 2023[1]
Multimanager 2060 Lifetime Portfolio	0.15%	December 31, 2023[1]
Multimanager 2065 Lifetime Portfolio	0.15%	December 31, 2023[1]
New Opportunities Fund	0.15%	December 31, 2023[1]
Absolute Return Currency Fund	0.15%	November 30, 2023
Fundamental All Cap Core Fund	0.15%	November 30, 2023

1 At the September 20-22, 2022 meeting of the Board of Trustees of the Trust, the Distributor notified the Board of, and the Board approved, the extension of the limit of the Rule 12b-1 distribution fees and/or services fees for Class R4 Shares (0.15%) of each of the relevant funds set forth above, each with an expiration date of December 31, 2023, each effective upon the current expiration date of December 31, 2022.